                                                                                                             Exhibit FS-6 CON

                                                          CONECTIV
                                            PRO FORMA CONSOLIDATED BALANCE SHEETS
                                                    (Dollars in Thousands)
                                                         (Unaudited)

                                                                                   As of September 30, 1999
                                                         -------------------------------------------------------------------------
                                                         Balances Before
                                                         Write-Down of     Write-down of               Pro Forma Effect
                                                         Peach Bottom Due  Peach Bottom Due  Actual       of Sale of     Pro Forma
                                                         To Deregulation   To Deregulation   Balances    Peach Bottom     Balances
                                                         -------------------------------------------------------------------------

             CAPITALIZATION AND LIABILITIES

CURRENT LIABILITIES
     Short-term debt                                         $ 623,532                     $ 623,532                     $ 623,532
     Long-term debt due within one year                         67,019                        67,019                        67,019
     Variable rate demand bonds                                158,430                       158,430                       158,430
     Accounts payable                                          256,368                       256,368                       256,368
     Taxes accrued                                              97,707                        97,707     (32,598)           65,109
     Interest accrued                                           46,245                        46,245                        46,245
     Dividends payable                                          28,258                        28,258                        28,258
     Deferred energy costs                                      53,422                        53,422                        53,422
     Current capital lease obligation                           28,033                        28,033                        28,033
     Above-market purchased energy contracts                    25,885                        25,885                        25,885
     Excess Merrill Creek Reservoir capacity and other
        electric restructuring liabilities                      27,773                        27,773                        27,773
     Other                                                      87,229                        87,229                        87,229
                                                         -------------------------------------------------------------------------
                                                             1,499,901             -       1,499,901     (32,598)        1,467,303
                                                         -------------------------------------------------------------------------
DEFERRED CREDITS AND OTHER LIABILITIES
     Other postretirement benefits obligation                   97,522                        97,522                        97,522
     Deferred income taxes, net                                728,659       (25,505)        703,154      32,598           735,752
     Deferred investment tax credits                            75,705                        75,705                        75,705
     Regulatory liability for New Jersey income tax benefit     40,831                        40,831                        40,831
     Long-term capital lease obligation                         28,452                        28,452                        28,452
     Above-market purchased energy contracts                    57,222                        57,222                        57,222
     Excess Merrill Creek Reservoir capacity and other
        electric restructuring liabilities                      57,099         7,009          64,108                        64,108
     Other                                                      54,391                        54,391                        54,391
                                                         -------------------------------------------------------------------------
                                                             1,139,881       (18,496)      1,121,385      32,598         1,153,983
                                                         -------------------------------------------------------------------------
CAPITALIZATION
     Common stock: $0.01 par value;
        150,000,000 shares authorized; shares outstanding--
        87,742,313 in 1999, and 100,516,768 in 1998              1,020                         1,020                         1,020
     Class A common stock, $0.01 par value;
        10,000,000 shares authorized; shares outstanding--
        5,742,604 in 1999, 6,560,612 in 1998                        57                            57                            57
     Additional paid-in capital--common stock                1,473,135                     1,473,135                     1,473,135
     Additional paid-in capital--Class A common stock           93,742                        93,742                        93,742
     Retained earnings                                          64,858       (50,469)         14,389                        14,389
                                                         -------------------------------------------------------------------------
                                                             1,632,812       (50,469)      1,582,343           -         1,582,343
     Treasury shares, at cost:
        14,242,773 shares in 1999; 185,030 shares in 1998     (362,365)                     (362,365)                     (362,365)
     Unearned compensation                                      (1,868)                       (1,868)                       (1,868)
                                                         -------------------------------------------------------------------------
        Total common stockholders' equity                    1,268,579       (50,469)      1,218,110           -         1,218,110
     Preferred stock of subsidaries:
        Not subject to mandatory redemption                     95,933                        95,933                        95,933
        Subject to mandatory redemption                        188,950                       188,950                       188,950
     Long-term debt                                          1,907,866                     1,907,866                     1,907,866
                                                         -------------------------------------------------------------------------
                                                             3,461,328       (50,469)      3,410,859           -         3,410,859
                                                         -------------------------------------------------------------------------

TOTAL CAPITALIZATION AND LIABILITIES                       $ 6,101,110     $ (68,965)    $ 6,032,145         $ -       $ 6,032,145
                                                         =========================================================================